AllianceBernstein Balanced Shares, Inc.
811-00134

The changes below were effective February 1, 2006



77.D-Investment Policy Changes Chart


ALLIANCEBERNSTEIN BALANCED SHARES


FORMER POLICIES				CURRENT POLICIES


Investment Objective:

Non-fundamental:			Non-fundamental:

High return through a combination	The Funds investment objective
of current income and capital		is total return consistent with
appreciation.				reasonable risks, through a
					combination of income and
					long-term growth of capital.


Fundamental Investment Policies:

The Fund is balanced as a matter	Policy eliminated.
of fundamental policy.

The Fund is a diversified		The Fund is diversified.
fund as a matter of fundamental
policy.

Related fundamental policy:		Related fundamental policy eliminated.
The Fund may not with respect
to 75% of its assets (a) have
more than 5% of its assets
invested in any one issuer
and (b) own more than 10% of
the outstanding voting
securities of any one issuer.


The Fund may not purchase the		Fundamental policy eliminated.
securities of any other investment
company except in a regular
transaction in the open market.		New non-fundamental policy:
					The Fund may invest in the
					securities of other investment
					companies, including exchange
					-traded funds, to the extent
					permitted under the 1940 Act or
					the rules and regulations thereunder
					(as such statute, rules or regulations
					may be amended from time to time) or by
					guidance regarding, interpretations of,
					or exemptive orders under, the 1940
					Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.


Related fundamental policy:		Related fundamental policy eliminated.
The Fund has undertaken with
the securities administrators
of certain states where the
Funds shares are sold not to
purchase a security, if as a
result (unless the security is
acquired pursuant to a plan of
reorganization or an offer of
exchange) the Fund would own
any securities of an open-end
investment company, or more
than 3% of the total outstanding
voting stock of any closed-end
investment company or more than
5% of the value of the Funds
assets would be invested in
securities of any one or more
closed-end investment companies,
or more than 10% of the value of
the Funds total assets would be
invested in securities of closed-
end investment companies in the
aggregate.


The Fund may not purchase the		Policy eliminated.
securities of any issuer the
business of which has been in
continuous operation for less
than three years.

The Fund may not retain			Policy eliminated.
investments in the securities
of any issuer if directors or
officers of the Fund or certain
other interested persons own
more than 5% of such securities.

The Fund may not invest in other	Policy eliminated.
companies for the purpose of
exercising control of management.

The Fund may not make loans to		Revise to permitinter-fund lending.
other persons, except that the		The Fund may not make loans
Fund may lend its portfolio		except through (i) the purchase
securities in accordance with		of debt obligations in accordance
applicable law.  The acquisition	with its investment objectives
of investment securities or		and policies; (ii) the lending of
other investment instruments		portfolio securities; (iii) the use
shall not be deemed the making		of repurchase agreements; or (iv) the
of a loan.				making of loans to affiliated funds
					as permitted under the 1940 Act, the
					rules and regulations thereunder (as
					such statutes, rule or regulations
					may be amended from time to time),
					or by guidance regarding, and
					interpretations of, or exemptive orders
					under, the 1940 Act.

Related fundamental policy:		Related fundamental policy eliminated.
The Fund has undertaken with
the securities administrators
of certain states where the
Funds shares are sold not to
make loans to any person or
individual.


The Fund may not concentrate		The Fund may not concentrate
its investments in any one		investments in an industry, as
industry by investment of more		concentration may be defined under the
than 25% of the value of its		1940 Act or the rules and regulations
total assets in such industry.		thereunder (as such statute, rules
					or regulations may be amended from
					time to time) or by guidance regarding,
					interpretations of, or exemptive orders
					under, the 1940 Act or the rules or
					regulations thereunder published by
					appropriate regulatory authorities.


The Fund may not underwrite		The Fund may not act as an
securities issued by other		underwriter of securities of other
persons.				issuers, except that the Fund may
					acquire restricted securities under
					circumstances in which, if such
					securities were sold, the Fund might
					be deemed to be an underwriter for
					purposes of the Securities Act of 1933,
					as amended (the Securities Act).

Related fundamental policy:		Related fundamental policy eliminated.
The Fund may not purchase
any securities as to which
it would be deemed a statutory
underwriter under the Securities
Act.



The Fund may not purchase or		The Fund may not purchase or
sell commodities or commodity		sell commodities regulated by the
contracts, except financial		Commodity Futures Trading Commission
forward and futures contracts		under the Commodity Exchange Act or
and options on such contracts.		commodities contracts except for futures
					contracts and options on futures
					contracts.


Related non-fundamental policies:	Related non-fundamental policies
The Fund will not enter into any	eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies
and futures contracts subject
to outstanding options written
by the Fund would exceed 50% of
its total assets.

The Fund may not purchase or
sell a stock index future if
immediately thereafter more than
30% of its total assets would be
hedged by stock index futures or
if immediately thereafter, the
sum of the amount of margin
deposits on the Funds existing
futures positions would exceed
5% of the market value of the
Funds total assets.


The Fund may not issue senior		The Fund may not issue any senior
securities (except to the extent	security (as that term is defined
that securities lending may be		in the 1940 Act) or borrow money,
considered senior securities) or	to the extent permitted by the 1940
borrow money, except for temporary	Act or the rules and regulations
or emergency purposes in an amount	except thereunder (as such statute,
not exceeding 5% of the value of	rules or regulations may be amended
its total assets at the time the	from time to time) or by guidance
borrowing is made. 			regarding, or interpretations of, or
					exemptive orders under, the 1940 Act
					or the rules or regulations thereunder
					published by appropriate regulatory
					authorities. For the purposes of this
					restriction, margin and collateral
					arrangements, including, for example,
					with respect to permitted borrowings,
					options, futures contracts, options on
					futures contracts and other derivatives
					such as swaps are not deemed to
					involve the issuance of a senior
					security.

Related fundamental policy:		Related fundamental policy eliminated.
The Fund may not borrow money
or sell securities short,
except that the Fund may borrow
in an amount up to 10% of its
total assets to meet redemption
requests and for the clearance
of purchases and sales of
portfolio securities (the borrowing
provision is not for investment
leverage but solely to facilitate
management of the portfolio to enable
the Fund to meet redemption requests
where the liquidation of portfolio
securities is deemed to be
disadvantageous or inconvenient
and to obtain such short-term credits
as may be necessary for the clearance
of purchases and sales of portfolio
securities; all borrowings at any time
outstanding will be repaid before any
additional investments are made; the
Fund will not mortgage, pledge or
hypothecate any assets in connection
with any such borrowing in excess of
15% of the Funds total assets).



The Fund may not purchase		Fundamental policy eliminated.
securities on margin.
					New non-fundamental policy:
					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and (ii) that
					the Fund may obtain such short-term
					credits as are necessary for the
					clearance of portfolio transactions,
					and the Fund may make margin payments
					in connection with futures contracts,
					options, forward contracts, swaps, caps, floors, collars and other financial instruments.

The Fund has undertaken with		Policy eliminated.
the securities administrators
of certain states where the
Funds shares are sold not to
invest any part of its total
assets in interests in oil,
gas, or other mineral
exploration or development
programs.

The Fund has undertaken with		Policy eliminated.
the securities administrators
of certain states where the
Funds shares are sold not to
invest only in investment grade
fixed income securities.

The Fund has undertaken with		Policy eliminated.
the securities administrators
of certain states where the
Funds shares are sold not to
invest in warrants (other than
warrants acquired by the Fund
as a part of a unit or attached
to securities at the time of
purchase), if as a result such
warrants valued at the lower of
cost or market, would exceed 5%
of the value of the Funds assets
at the time of purchase provided
that not more than 2% of the
Funds net assets at the time
of purchase may be invested
in warrants not listed on the
New York Stock Exchange (the
Exchange) or the American Stock
Exchange.


The Fund has undertaken with		The Fund may not purchase or sell
the securities administrators		real estate except that it may dispose
of certain states where the		of real estate acquired as a result
Funds shares are sold not to		of the ownership of securities
purchase or sell real property		or other instruments.  This
(including limited partnership		restriction does not prohibit
interests, but excluding readily	the Fund from investing in
marketable interests in real		securities or other instruments
estate investment trusts or		backed by real estate or in
readily marketable securities		securities of companies engaged
of companies which invest in		in the real estate business.
real estate).















Non-Fundamental Investment
Policies:

					The Fund may invest up to 10%
					of its assets in high yield
					securities (securities rated
					BBB or below).

					The Fund may invest up to 10%
 					of its assets in high yield
					securities (securities rated BBB
					or below by S&P).  As an operating
					policy, the Fund will invest
					no more than 25% of its
					investments in high-yield
					securities in any such
					security rated CCC or
					below.

The Fund may make loans of		The Fund may lend portfolio
portfolio securities of up		securities to the extent
to 33-1/3% of its total			permitted under the 1940 Act
assets (including collateral		or the rules and regulations
for any security loaned).		thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act.

The Fund will limit its			The Fund will limit its
investments in illiquid			investment in illiquid
securities to no more			securities to no more than 15%
than 15% of its net			of net assets or such other
assets.					amount permitted by guidance
					regarding the 1940 Act.

The Fund may invest up			The Fund may invest in equity
to 15% of its total assets		and fixed-income securities
in equity and fixed-income		of non-U.S. issuers.
securities of non-U.S.
issuers.



SK 00250 0450 687676



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